                                                                Exhibit 99.4




                   Certificate Furnished Under Section 906
                      Of the Sarbanes-Oxley Act of 2002

I, Douglas H. Yaeger, Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company, hereby certify that

         (a) To the best of my knowledge, the accompanying report on Form 10-K for the year ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

         (b) To the best of my knowledge, the information contained in the accompanying report on Form 10-K for the year ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Laclede Gas Company.


Date:    December 5, 2002                    /s/ Douglas H. Yaeger
                                             -----------------------------

                                             Douglas H. Yaeger
                                             Chairman of the Board, President
                                             and Chief Executive Officer